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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                                            For more information please contact:
                                                 Investor Relations 214.904.2288


                         DAVE & BUSTER'S SETS DATES FOR
                         ANNUAL MEETING OF SHAREHOLDERS

DALLAS, TX, March 24, 2002 - Dave & Buster's, Inc. (NYSE:DAB) today stated that it has set June 10, 2003 as the date for the Company's annual meeting of shareholders. Shareholders of record as of April 18, 2003 will be eligible to vote at the meeting. The time and place of the meeting will be included in the Company's proxy materials to be filed with the Securities and Exchange Commission.

         Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

         In connection with its annual meeting, Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement. A copy of the proxy statement filed with the SEC and notice of meeting will be mailed to the shareholders of Dave & Buster's. Investors and shareholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor Relations, 2481 Manana Drive, Dallas, Texas 75220, (214) 904-2288, and on the Company's website at www.daveandbusters.com.

         Dave & Buster's and its executive officers, directors and nominees for the board of directors may be deemed to be participants in the solicitation of proxies from stockholders of Dave & Buster's in favor of the proposals to be presented by Dave & Buster's at the annual meeting. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.


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